EXHIBIT 21.1

    The following list sets forth (i) all subsidiaries of Ryder System, Inc. at December 31, 2021, (ii) the state or country of incorporation or organization of each subsidiary, and (iii) the names under which certain subsidiaries do business.

Name of Subsidiary	State or Country of Incorporation or Organization
3241290 Nova Scotia Company	Canada
Associated Ryder Capital Services, Inc.	Florida
Bedford Logistics, LLC	Illinois
Bedford Motor Service, LLC	Illinois
COOP Technologies, Inc.	Delaware
CRTS Logistica Automotiva S.A.	Brazil
Euroway Vehicle Contracts Limited	England
Euroway Vehicle Engineering Limited	England
Euroway Vehicle Management Limited	England
Euroway Vehicle Rental Limited	England
Hill Hire Limited	England
Laromark Intermediate Holding Corporation	Delaware
Logistics Resources, LLC	Illinois
Midwest Warehouse and Distribution System, LLC	Illinois
Network Vehicle Central, LLC	Florida
Road Master, Limited	Bermuda
RSI Holding B.V.	Netherlands
RTRC Finance LP	Canada
RTR Holdings (B.V.I.) Limited	British Virgin Islands
RTR Leasing I, Inc.	Delaware
RTR Leasing II, Inc.	Delaware
RTR Next Gen Sales, LLC	Florida
Ryder Argentina S.A.	Argentina
Ryder Ascent Logistics Pte Ltd.	Singapore
Ryder Asia Pacific Holdings B.V.	Netherlands
Ryder Capital (Barbados) SRL	Barbados
Ryder Canadian Financing US LLC	Delaware
Ryder Capital Ireland Holdings II LLC	Delaware
Ryder Capital Luxembourg Limited, S.A.R.L.	England
Ryder Capital S. de R.L. de C.V.	Mexico
Ryder Capital UK Holdings LLP	England
Ryder de Mexico S. de R.L. de C.V.	Mexico
Ryder Dedicated Logistics, Inc.	Delaware
Ryder Deutschland GmbH	Germany
Ryder Distribution Services Limited	England
Ryder do Brasil Ltda.	Brazil
Ryder E-commerce, LLC	Delaware
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Ryder Energy Distribution Corporation	Florida
Ryder Europe B.V.	Netherlands
Ryder Fleet Products, Inc.	Tennessee
Ryder Freight Brokerage, Inc.	Delaware
Ryder Fuel Services, LLC	Florida
Ryder Funding LP	Delaware
Ryder Funding II LP	Delaware
Ryder Global Services, LLC	Florida
Ryder Holdings Mexico One S. de R.L. de C.V.	Mexico
Ryder Holdings Mexico Two S. de R.L. de C.V.	Mexico
Ryder Holdings Mexico Three S. de R.L. de C.V.	Mexico
Ryder Integrated Logistics, Inc.(1)	Delaware
Ryder Integrated Logistics of California Contractors, LLC	Delaware
Ryder Integrated Logistics of Texas, LLC	Texas
Ryder International Holdings LLC	Delaware
Ryder International, Inc.	Florida
Ryder International UK Holdings LP	England
Ryder Last Mile (California) LLC	Delaware
Ryder Last Mile, Inc.	California
Ryder Limited	England
Ryder Logistica Ltda.	Brazil
Ryder Logistics (Shanghai) Co., Ltd.	China
Ryder Mauritius Holdings, Ltd.	Mauritius
Ryder Mexican Holding B.V.	Netherlands
Ryder Midwest Warehouse LLC	Delaware
Ryder Offshore Holdings III LLC	Delaware
Ryder Pension Fund Limited	England
Ryder Puerto Rico, Inc.	Delaware
Ryder Purchasing LLC	Delaware
Ryder Receivable Funding III, L.L.C.	Delaware
Ryder Risk Solutions, LLC	Florida
Ryder Services Corporation.(2)	Florida
Ryder Servicios do Brasil Ltda.	Brazil
Ryder Singapore Pte Ltd.	Singapore
Ryder Supply Chain Solutions Canada ULC/Solutions de Chaine	Canada
D’Approvisionnement Ryder Canada SRI

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Ryder Supply Chain Solutions Puerto Rico, LLC	Delaware
Ryder System Holdings (UK) Limited	England
Ryder Thailand I, LLC	Florida
Ryder Thailand II, LLC	Florida
Ryder Transportation Solutions LLC	Delaware
Ryder Truck Rental Holdings Canada Ltd.	Canada
Ryder Truck Rental, Inc.(3)	Florida
Ryder Truck Rental I LLC	Delaware
Ryder Truck Rental II LLC	Delaware
Ryder Truck Rental III LLC	Delaware
Ryder Truck Rental IV LLC	Delaware
Ryder Truck Rental I LP	Delaware
Ryder Truck Rental II LP	Delaware
Ryder Truck Rental Canada Ltd.(4)	Canada
Ryder Truck Rental LT	Delaware
Ryder Vehicle Sales, LLC	Florida
RyderVentures, LLC	Florida
Sistemas Logisticos Sigma S.A.	Argentina
Tandem Transport, L.P.	Georgia
Translados Americano S. de R.L. de C.V.	Mexico

    ____________________

    (1)    Florida: d/b/a UniRyder
        Delaware: d/b/a Ryder

    (2)    Ohio and Texas: d/b/a Ryder Claims Services Corporation

    (3)    Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

        Maryland and Virginia: d/b/a Ryder/Jacobs

        Michigan: d/b/a Atlas Trucking, Inc.

        Michigan: d/b/a Ryder Atlas of Western Michigan

        Texas: d/b/a DSC Truck Services

    (4)    French Name: Location de Camions Ryder du Canada Ltee.

        Canadian Provinces: d/b/a Ryder Integrated Logistics,
                             Ryder Dedicated Logistics,
                             Ryder Canada
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